Exhibit 3.66

BYLAWS OF
DAKOTA TELECOM, INC.

RESTATED January 29, 1996

ARTICLE I - OFFICE

1.             REGISTERED OR STATUTORY OFFICE.  The registered or statutory office of the corporation in the State of South Dakota may be, but need not be, identical with the principal office of the State of South Dakota, and the address of the registered office and registered agent may be changed from time to time by the board of directors.

2.             OTHER PLACES OF BUSINESS.  Branch or subordinate offices or places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II - SHAREHOLDERS

1.             ANNUAL MEETING.  The annual meeting of shareholders shall be held upon not less than ten nor more than fifty days after written notice of the time, place and purpose of the meeting, in the month of June, starting in 1996, or any other month that the board may fix, at the principal office of the Corporation or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting, including the election of any officers as required by law.

2.             SPECIAL MEETINGS.  A special meeting of shareholders may be called for any purpose by the president or the Board of Directors or as permitted by law.  A special meeting shall be held not less than ten nor more than fifty days after written notice of the time, place and purpose of the meeting.

3.             ACTION WITHOUT MEETING.  The shareholders may act without a meeting if, prior of subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action.  Such written consent or consents shall be filed in the minute book.

4.             QUORUM.  The presence at a meeting in person or by proxy of the holders of shares entitled to case a majority of all shares issued and outstanding shall constitute a quorum.

5.             VOTING OF SHARES - CORPORATION.  At any meeting, shares with voting rights that stand in the name of another corporation, domestic or foreign, may be voted or represented to the extent permitted by law; and all such rights may be exercised on behalf of such corporation by the following persons:

(1)           Any officer of such corporation authorized to do so by the by-laws of such corporation;

(2)           Any person authorized so to do by a resolution of the board of directors of such corporation; or

(3)           Any person authorized so to do by proxy or power of attorney, duly executed by the president or vice-president and secretary or assistant secretary of such corporation.

ARTICLE III - BOARD OF DIRECTORS

1.             NUMBER AND TERM OF OFFICE.  The Board of Directors shall consist of no less than five nor more than ten members.  Each member shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until the director’s successor shall have been elected and qualified.

2.             REGULAR MEETINGS.  A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholder’s meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

3.             SPECIAL MEETINGS.  A special meeting of the Board may be called at any time by the president or by the directors for any purpose. Such meeting shall be held upon not less than one days’ notice, if given orally (either by telephone or in person), or by telecommunications devices, or upon not less than five days’ notice if given by depositing the notice in the United States mail, postage prepaid.  Such notice shall specify the time, place and purposes of the meeting.

4.             ACTION WITHOUT MEETING.  The Board may act without a meeting if, prior to such action, each member of the Board shall consent in writing thereto. Such consent or consents shall be filed in the minute book.

5.             QUORUM.  A majority of the entire Board shall constitute a quorum for the transaction of business.

6.             VACANCIES IN BOARD OF DIRECTORS.  Vacancies in the Board, whether caused by removal, death, mental or physical incapacitation, or any other reason, including vacancies caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

7.             INDEMNITY.

(a)           The corporation shall have the power to indemnify any person who may become a party or shall be threatened to be made a party of any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)           The corporation shall have power to indemnify any person who may become a party or shall be threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)           To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter herein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonable incurred by him in connection therewith.

(d)           Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the directors, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b).  Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

(e)           Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

(f)            The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)           The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

8.             DIRECTOR QUALIFICATION.  No director shall serve as director upon the board unless such person is a current director or employee of the corporation or cooperative which is a shareholder of Class “A” (voting common) stock of this corporation.

ARTICLE IV- WAIVERS OF NOTICE

Any notice required by these by-laws, the certificate of incorporation or the laws of the State of South Dakota, may be waived, in writing, by any person entitled to notice.  The waiver or waivers may be executed either before, at, or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting the lack of proper notice, prior to the conclusion of the meeting, shall be deemed conclusively to have waived such notice.

ARTICLE V- OFFICERS

1.             ELECTION.  At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, vice-president, a treasurer, and a secretary.  It may elect such other officers, including one or more vice-presidents, as to shall deem necessary.  One person may hold” two or more offices, but no person shall hold the office of president and secretary at the same time.

2.             DUTIES AND AUTHORITY OF PRESIDENT.  The president shall be chief executive officer of the corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the corporation.  Unless otherwise directed by the board, all other officers shall be subject to the authority and supervision of the president.  The president may enter into and execute, in the name of the corporation, contracts or other instruments in the regular course of business, which are authorized, either generally of specifically, by the board.  He shall have the general powers and duties of management usually vested in the office of president of a corporation.

3.             DUTIES AND AUTHORITY OF VICE PRESIDENT.  The vice-president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the board.  In the event of the absence, death, inability or refusal to act by the president, the vice-president shall perform the duties and be vested with the authority of the president.

4.             DUTIES AND AUTHORITY OF EXECUTIVE VICE-PRESIDENT.  The executive vice-president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the board.  He may enter into and execute, in the name of the corporation, contracts or other instruments in the regular course of business, which are authorized, either generally or specifically, by the board.  He shall have the general powers and duties of operations management within policy guidelines as may be set from time to time by the board.  He need not be a shareholder or member of a corporation or a cooperative which is a shareholder.

5.             DUTIES AND AUTHORITY OF TREASURER.  The treasurer shall have the custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account of the corporation.  The treasurer shall perform such other duties and possess such other powers as are incident to the office or as shall be assigned by the president or the board.

6.             DUTIES AND AUTHORITY OF SECRETARY.  The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the board.  The secretary shall have charge of the seal of the corporation.  The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president or by the board.

7.             REMOVAL OF OFFICERS.  The board may remove any officer or agent of the corporation if such action, in the judgment of the board, is in the best interest of the corporation. Appointment or election to a corporate office shall not, of itself, establish or create contract rights.

8.             VACANCIES IN OFFICES.  The board, in its absolute discretion, may fill all vacancies in offices, regardless of the cause of such vacancies, for the remainder of the terms of the offices.

ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.             CONTRACTS.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.             LOANS.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

3.             CHECKS. DRAFTS, ETC.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the board of directors.

4.             DEPOSITS.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.             CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president and by the secretary, or by such other officers authorized by law and by the board of directors so to do.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the board of directors may prescribe.

2.             TRANSFER OF SHARES.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed to be the owner thereof for all purposes.

ARTICLE VIII - STOCK RESTRICTION

No sale of shares shall be made by any shareholder to any person, including another shareholder of the corporation, without the consent of all remaining shareholders, except as follows:

A.            Transfer to another corporation owned or controlled by the shareholder.

B.            In the event any shareholder desires to sell his shares, or any portion thereof, he shall first submit to the shareholders of the corporation satisfactory evidence, in writing, of the agreement to purchase such shares by a third party and the price agreed to be paid therefore.

C.            In the event the remaining shareholders agree to purchase such shares at the same price, then the shares shall be sold to the shareholders of the corporation in such proportionate amounts as their respective share holdings bear to all of the shares held by the shareholders of the corporation.

D.            In the event that any of the shareholders do not desire to purchase such shares, then such shares may be sold at the same price offered from the third person to such of the shareholders who may desire to purchase the same and in the same proportion as set forth above.

E.            No shares shall be sold to any person other than the shareholders of the corporation until each of the shareholders shall have been offered an opportunity to purchase at the price evidenced as set forth above, and shall have declined to do so.

F.             Shareholders shall have thirty days after receipt of notice within which to elect, in writing, to purchase the shares or to decline to do so. Failure to respond within thirty days shall be deemed as a rejection of the offer to purchase.

G.            No shareholder shall pledge or otherwise encumber his stock without first obtaining the consent of the majority of the board of directors, and upon such terms and conditions as they may prescribe.

H.            In the event the shareholders of the corporation do not wish to purchase the stock under any of the contingencies enumerated, the corporation may, upon majority vote of its board of directors, purchase such stock, and the corporation shall have priority to purchase above everyone except the remaining shareholders.

I.             In the event fifty (50%) per cent or more of the shareholders desire to sell their shares and the remaining shareholders do not wish to purchase, such selling shareholders shall not effect sale unless the bona fide purchaser is willing to purchase all shares on the same terms and conditions.  If the remaining shareholder or shareholders do wish to purchase, such shareholders shall have a reasonable time, depending upon the case amount required, to meet the bona fide offer.

ARTICLE IX - FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January of each year or at such other time as established by the board of directors.

ARTICLE X - AMENDMENTS TO AND EFFECT OF BY-LAWS

1.             FORCE AND EFFECT OF BY-LAWS.  These by-laws are subject to the provisions of the laws of the State of South Dakota and the corporation’s certificate of incorporation, as it may be amended from time to time.  If any provision in these by-laws is inconsistent with a provision in the South Dakota statutes or the certificate of incorporation, the provision of the South Dakota statutes or the certificate of incorporation shall govern.

2.             AMENDMENTS TO BY-LAWS.  These by-laws may be altered/ amended, or repealed, and new by-laws may be adopted by a two-thirds vote of the board of the board of directors present at any regular or special meeting of the board of directors upon giving notice as provided by law.

Adopted by the board of directors at a regular meeting on January 29, 1996, by unanimous vote of the directors present.

Secretary

(SEAL)

APPROVED:

/s/ Jeff Gorman
President

AMENDMENT TO THE BY-LAWS OF INTERSTATE
TELEPHONE COMPANY DONE AT A REGULAR MEETING
OF THE DIRECTORS OF SAID COMPANY HELD
ON JANUARY 28, 1976.

PARAGRAPH 5 of the By-Laws of Interstate Telephone! Company is hereby amended by striking same in its entirety, and by inserting in lieu thereof the following;

5.

“That Board of Directors shall meet at least twice in each year.  One such regular meeting shall be held during the last two weeks in January in each year, on the same day as, and immediately after the annual stockholders meeting.  The other regular meeting of the Board of Directors shall be held during the second week in August of each year on a date, and at a time and at a place, to be sat by the President of the Corporation.

At the January meeting, Directors shall elect officers and as the business of the Corporation for the coming year.”

AMENDMENT TO THE BY-LAWS OF INTERSTATE
TELEPHONE COMPANY DONE AT A REGULAR MEETING
OF THE DIRECTORS O SAID COMPANY HELD
ON JANUARY 28, 1976.

PARAGRAPH 2 of the By-Laws of Interstate Telephone Con any is hereby amended by striking the word “three” where it appears in the last sentence of aid paragraph, and by inserting in lieu thereof the word “ten”.

PARAGRAPH 6 of said By-Laws is hereby amended by striking same in its entirety, and by inserting in lieu thereof the following

“Special meetings of the Directors may be called by the President or by any two Directors.  Notice of special meetings of Directors shall be given to each Director at least ten days before that time fixed for such meeting, and the notice shall state the objects and the time and place of the meeting.  EXCEPT HOWEVER, when any special meeting of the Directors is called for the purpose of considering an amendment to the By-Laws, a written notice shall be given to each Director at least two weeks prior to the date of such proposed meeting.  Said notice shall state the time and place of such meeting.”

PARAGRAPH 12 of the By-Laws is hereby amended by striking same in its entirety, and by inserting in lieu thereof the following:

12.

“These By-Laws may be amended by the Directors at any meeting, regular or special, provided that a written notice shall be given to each Director at least two weeks prior to date of such proposed meeting and shall state that time and place of such meeting.  Notice may be waived in writing by such Director, and attendance in person shall be a waiver of such notice.”

AMENDMENT TO THE BY-LAWS OF INTERSTATE
TELEPHONE COMPANY DONE AT THE REGULAR
MEETING OP THE DIRECTORS OF SAID COMPANY
HELD ON JANUARY 20, 1978

PARAGRAPH 2 of the By-Laws of Interstate Telephone Company is hereby amended by changing the date of the annual meeting of Stockholders of the Company from the last two weeks in January of each year to December in each year, and said PARAGRAPH 2 as amended reads as follows:

“The annual meeting of stockholders of Interstate Telephone Company shall be held in December in each year on the date and at the time and at the place set by the President, for the purpose of electing Directors, receiving reports, and transacting such other business as may come before the meeting.  Special meetings of the stockholders shall be held on call of the President or any two of the stockholders. Notice of special meetings shall be given ten days before the date fixed and shall state the time, place and objects of the meeting.”

PARAGRAPH 5 of the By-Laws of Interstate Telephone Company is hereby amended by changing the number and time of regular Directors meetings from twice each year to four times each year during the months of April, July, October and December, and as hereby amended, PARAGRAPH 5 reads as follows:

“Regular meeting of the Directors shall be held four times each year. The meetings shall be held during the months of April, July, October and December.  The exact date, time and place of each meeting shall be set by the President.

At the December meeting, the Board of Directors shall elect officers and organize the business of the corporation for the coming year.”

AMENDMENT TO THE BY-LAWS OF INTERSTATE
TELEPHONE COMPANY DONE AT THE REGULAR
MEETING OF THE DIRECTORS OF SAID COMPANY
HELD ON JULY 24, 1978

PARAGRAPH 1 of the By-Laws of Interstate Telephone Company is hereby amended by adding at the end of Paragraph 1, an additional paragraph in words and figures as follows; “If and when any stockholder shall pledge his or her stock in this corporation as collateral or security for a loan or debt, the lender, creditor shall be informed that the remaining stockholders have the first refusal to purchase the said stock in the event of default and foreclosure.

Notice of this condition shall be printed, written or stamped on each stock certificate prior to issue.

PARAGRAPH 1 as amended reads as follows:

1.

Certificates of stock shall be issued in numerical order to the stockholders evidencing the number of shares owned in the corporation by such stockholders.  If and when any stockholder wishes to sell his or her stock in the corporation, he or she shall offer the same to one or more of the other stockholders at such price as the selling stockholder is willing to take for said stock, and stockholder or stockholders to which such stock is offered shall have the option for ninety days to purchase said stock at such figure, any stockholder buying stock under chis provision shall give to all other stockholders the opportunity of buying a part of the stock, in proportion to his stock ownership, at the purchase price. No stockholder can sell his stock until after this option has been given and no stockholder is willing to purchase such stock at the price named. Notice of this condition shall be printed, written, or stamped on each certificate before the same is issued.  Each stockholder shall have one vote in stockholder’s meetings for each share of stock owned by him.

If and when any stockholder shall pledge his or her stock in this corporation as collateral or security for a loan or debt, the lender, creditor shall be informed that the remaining stockholders have the first refusal to purchase the said stock in the event of default and foreclosure.

Notice of this condition shall be printed, written or stamped on each stock certificate prior to issue.

PARAGRAPH 5 of the By-Laws of Interstate Telephone Company is hereby amended by adding at the end of Paragraph 5, an additional paragraph in word and figures as follows:  “In case of an emergency or extenuating circumstances, with the agreement of the Officers, a scheduled meeting may be postponed for a reasonable period of time.”

PARAGRAPH 5 as amended reads as follows:

5.

Regular meeting of the Directors shall be held four times each year. The meetings shall be held during the months of April, July, October and December. The exact date, time and place of each meeting shall be set by the President.

At the December meeting, the Board of Directors shall elect officers and organize the business of the corporation for the coming year.

In case of an emergency or extenuating circumstances, with the agreement of the Officers, a scheduled meeting may be postponed for a reasonable period of time.

2

BY-LAWS OF INTERSTATE TELEPHONE COMPANY

Certificates of stock shall be issued in numerical order to the stockholders evidencing the number of shares owned in the corporation by such stockholders.  If and when any stockholder wishes to sell his or her stock in the corporation, he or she, shall offer the .same to one or more of the other stockholders at such price as the selling stockholder is willing to take for said stock, and stockholder or stockholders to which such stock is offered shall have the option for ninety days to purchase said stock at such figure.  Any stockholder buying stock under this provision shall give to all other stockholders the opportunity of buying a part of the stock, in proportion to his stock ownership, at the purchase price.  No. stockholder can sell his stock until after this option has been given and no stockholder is willing to purchase such stock at the price named.  Notice of this condition shall be printed, written, or stamped on each stock certificate before the same is issued.  Each stockholder shall have one vote in stockholder’s meetings for each share of stock owned by him.

2.

The annual, meeting of stockholders of Interstate Telephone Company shall be held on the third Wednesday of January in each year for the purpose of electing Directors, receiving reports, and transacting such other business as may come before the meeting. Special meetings of the stockholders shall be held on call of the President or any two of the stockholders.  Notice of special meetings shall be given three days before the date fixed .and shall state the time, place and objects of the meeting.

The Directors of the corporation shall be elected at the annual meetings to serve until the next annual meeting and until their successors are elected and qualified.  Not less than three Directors shall be so elected. Vacancies in the Board of Directors shall be filled for the remainder of the year by the remaining Directors, whether or not a majority.

4.

The officers of the corporation shall be a Chairman of the Board, a President, Vice-President, a Secretary, and a Treasurer who shall serve until the next annual meeting and until their successors are elected and qualified.  The President must be a Director. One person may fee elected to more than one office.

5.

Regular meetings of the Directors shall be held on the date of the annual meeting of stockholders, one meeting before the annual meeting of stockholders to wind up the business of the year and another meeting following the annual meeting of stockholders for the purpose of electing officers and organizing the business of the corporation for the coming year.

6.

Special meetings of the Directors may be called by the President or any two Directors.  Notice of special meetings of Directors shall be given to each Director at least two days before the time fixed and shall state the objects of the meeting.

7.

Each notice provided by these by-laws to be given to a stockholder or a Director may be waived in writing by such stockholder or Director, either before or after such meeting.  Special meetings of the stockholders or Directors may be held at any time and place by unanimous consent of the stockholders or the Directors, as the case may be.  The presence of all stockholders or Directors at such meeting shall be sufficient evidence, of consent.  Meetings of Directors may be held at any place, either within or without the State of Georgia as may be determined by the Directors.  Stockholders’ meetings must be held in the State of Georgia.

8.

All certificates of stock, deeds, notes, and contracts of the Company shall be signed by the President or Vice President, signing with the Secretary or Treasurer.

9.

Each officer is authorized to sign and endorse checks, drafts, and like instruments in the name and behalf of the corporation, except that no officer shall sign or endorse such an instrument in his own favor.

10.

The Chairman of the Board shall preside over meetings of the Board of Directors and of the stockholders arid perform such other duties as the Directors may determine.  The President shall have the active management of the business of the corporation.  The Vice-President shall act in the absence or inability of the President to act.  The Secretary shall keep the Minutes of stockholder’ and Directors’ meetings and perform such other duties as the Directors may direct.  The Treasurer shall have charge of the monies of the corporation, deposit the same in such banks as the Directors may determine, subject to withdrawal as herein provided and in accordance with directions given by the Directors.

11.

The following is an impression of the seal of the corporation.

12.

These By-laws may be amended by the Directors at any annual meeting or at any special meeting after due notice thereof has been given or waived.

AMENDMENT TO THE BYLAWS OF INTERSTATE
TELEPHONE COMPANY DONE AT A SPECIAL CALLED
MEET1HG OF THE DIRECTORS OF SAID COMPANY
HELD ON DECEMBER 18, 1975.

PARAGRAPH 2  Of the By-Laws of Interstate Telephone Company is hereby amended by striking same in its entirety, and by inserting in lieu thereof the following:

2.

“The annual meeting of stockholders of Interstate Telephone Company shall be held during the last two weeks in January in each year on the date and at the time and at the place set by the President, for the purpose of electing Directors, receiving reports, and transacting such other business as may come before the meeting.  Special meetings of the stockholders shall be held on call of the President or any two of the stockholders.  Notice of special meetings shall be given three days before the date fixed and shall state the time, place and objects of the meeting”

PARAGRAPH 5 of the By-laws of interstate Telephone Company is hereby amended by striking same in its entirety, and by inserting in lieu thereof the following:

5.

“Regular meetings of the Directors shall be held on the date of, and immediately following the annual meeting of stockholders.  Directors shall elect officers and organize the business of the corporation for the coming year.”

GRACEBA LONG DISTANCE, INC.

BY-LAWS

ARTICLE I

Offices

SECTION 1.1      The Registered Office of the corporation (the “Corporation”) in the State of Alabama shall be 401 3rd Avenue, Ashford, Alabama 36312, and the name of the initial registered agent at this address is Chris Dupree.

SECTION 1.2      Other Offices.  The corporation may also have offices at such other place of places within or without the State of Alabama as may be lawful and as the Board of Directors may from time to time designate.

ARTICLE II

Stockholder

SECTION 2.1      Annual Meetings.

a.             The annual meeting of the stockholders of the corporation, commencing with the year 1997, shall be held at the principal office of the corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated and stated in the notice of the meeting, on the 15th day of December of each year (or if said day be a legal holiday, then on the next full business day following) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

b.             If the election of directors shall not be held on the day designated herein for any annual meeting or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as it conveniently may be held.  At such meeting the stockholders may elect the directors and transact other business with the same force and effect as an annual meeting duly called and held.

SECTION 2.2      Special Meetings.  Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated and stated in the notice of the meeting, upon call of the president, the board of directors, or of the holders of not less than one-third of all the shares entitled to vote at the meeting.

SECTION 2.3      Notice of Stockholders’ Meetings.  Written or printed notice stating the place, day and hour of the meeting shall be given before the date of the meeting, either personally or by mail, by or at the direction of the board of directors, the president, secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  Such notice shall be given not less than ten (10) days nor more than thirty days before the date of the meeting.  Notwithstanding the preceding provisions of this section, the stock or bonded indebtedness of the corporation shall not be increased at a meeting unless at least thirty (30) days’ notice of such meeting shall have been given in the manner prescribed in this section.  In the case of a special meeting or an annual meeting at which special action is to be taken, such notice shall also state the purpose, or purposes, for which the meeting is called, or the special action which is proposed to be taken.  If mailed, such notice shall be deemed to have been given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given except by announcement at the meeting.

Whenever any notice is required to be given any stockholder under the provision of the constitution or laws of Alabama or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the stockholder or stockholders entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

SECTION 2.4      Quorum.  A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the articles of incorporation of the corporation.  At any meeting or any adjournment thereof, whether or not a quorum be present, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.5      Organization.  Meetings of the stockholders shall be presided over by the President, or by a vice president, or if none thereof is present, then by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting.  The secretary of the corporation, or in his absence an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor any assistant secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

SECTION 2.6      Voting.

c.             At any meeting of the stockholders, each holder of the capital stock of the corporation shall have one vote for each such share of stock held by him, except as otherwise provided by the articles of incorporation.  At all meetings of the stockholders the voting need not be by ballot, except that the voting shall be by ballot on all matters with respect to which any person entitled to vote at such meeting shall so request and on other matters upon which voting by ballot is expressly required by the articles of incorporation or by the laws of Alabama.

d.             When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or the articles of incorporation, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

e.             Stockholders of record at the time of the closing of the transfer books of the corporation or on the date fixed as the record date for said meetings shall be entitled to vote at said meetings.  In case the transfer books of the corporation shall not have been closed in accordance with provisions of Section 5.3 hereof, and no date shall have been fixed as a record date for the determination of the stockholders entitled to vote, those stockholders of record as of the close of business on the date of the sending of the notice respecting said meeting, and no others, shall be entitled to vote at said meeting, provided that any applicable provisions of the laws of Alabama respecting publication of such record date be observed.

f.             At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such stockholder or by his duly authorized attorney in fact.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be delivered to the inspectors of election prior to the vote at the meeting.  The attendance at any meeting of a stockholder who may therefore have given a proxy shall not have the effect of revoking the proxy unless the stockholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy.

g.             If on any question the stockholders shall divide in such manner that there shall be 50% of the outstanding stock voting one way, and 50% of the outstanding stock voting the other way, and there shall thus be a deadlock on the question, and if said deadlock shall remain unbroken for a period of (7) days, then the matter shall be submitted to three arbitrators, one arbitrator to be selected by those stockholders voting on one side of the question, and one arbitrator to be selected by those stockholders voting on the other side of the question, and the third arbitrator to be selected by the two thus chosen.  Said three arbitrators shall determine the question after hearing fully from both sides, and after consideration of the merits of the controversy, shall base their decision solely on the determination as to what shall be for the best interest of the corporation.  The decision of the arbitrators shall be final and binding upon all stockholders.

SECTION 2.7      Inspectors of Election.  At all elections of directors, or in any other case in which inspectors may act, at least one inspector of election shall, at the written or oral request of any stockholder entitled to vote upon such matter, be appointed by the board of directors, or in its failure thereof, by the chairman of the meeting, except as otherwise provided by law.  The inspector in inspection of the election shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality, and according to the best of his or their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof, but no director or candidate for the office of director shall be appointed as such inspector.  If there is a failure to appoint inspectors, those present at the meeting, by a per capita vote, may choose temporary inspectors in the number required.

In case the right to vote upon any share of stock is questioned, the inspectors of the election shall refer to the stock books of the corporation to ascertain who are the stockholders, and in case of a discrepancy between the books, the transfer book shall control and determine who is entitled to vote.

SECTION 2.8.     Action by Stockholders Without a Meeting.  Any action required to be taken at a meeting of the stockholders of the corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof; provided, however, that authority for an increase in the stock or bonded indebtedness of the corporation may be given by the stockholders of the corporation only at a duly held meeting hereof and not by such consent procedure.  Such consent (except in the case of authorization of an increase in the stock or bonded indebtedness of the corporation) shall have the same force and effect as a unanimous vote of the stockholders, and may be stated as such in any writing or documents required to be filed under the provisions of the Alabama Business Corporation Act.

ARTICLE III

Directors

SECTION 3.1      Business of Corporation to be Managed by the Board of Directors. Except as may be otherwise provided in the articles of incorporation, the business and affairs of the corporation shall be managed by the board of directors.  In case the majority of the members of the board of directors is disqualified to act with respect to any matter, the doing of the act may be authorized by the requisite percentage of the stockholders. All acts of the corporation shall require a majority consent of the board of directors.

SECTION 3.2      Number and Election of Directors.  The number of persons constituting the initial board of directors is set forth in the articles of incorporation. Upon the expiration of the terms of the members of the initial board of directors, the number of directors of the corporation shall be at least one (1) person, but in no event, more than five (5).

Directors must be a least twenty-one (21) years of age but need not be residents of Alabama, nor holders of stock in the corporation.

At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting.  Failure to elect officers or directors at any time designated for their election shall not work a dissolution of the corporation, but the several officers or directors thereof shall continue to hold office until their successors are elected and qualified.

SECTION 3.3      Quorum of Directors.  A majority of the directors shall constitute a quorum for the transaction of business. The act of all of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

SECTION 3.4      Vacancies in Board of Directors.  Vacancies occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual stockholders’ meeting or at a special meeting of stockholders called for that purpose.

SECTION 3.5      Committees.  The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each to consist of two or more of the directors of the corporation, which to the extent provided in such resolution or resolutions shall have, and may during intervals between the meetings of the board exercise, the powers of the board of directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.  The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

SECTION 3.6      Place and Notice of Directors’ Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Alabama. Regular meetings of the board of directors may be held at such times and places as shall have theretofore been fixed by resolution of the board of directors and may be held at such times and places without any further notice.  A regular meeting of the board of directors shall be held immediately following the annual meeting of the stockholders. Special meetings of the board of directors may be called by any member of the board of directors or by the president or secretary of the corporation.  Notice of any special meeting of the board of directors shall be given to the directors at least forty-eight hours prior to the meeting.  Such notice may be given by telephone, telegraph, cable, or by the mailing of a letter of notice to the director at his last known address. The notice of any special meeting shall contain a statement of the business to be transacted at, or the purpose of, such special meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Whenever any notice is required to be given to any director under the provisions of the Constitution of Alabama or the Alabama Business Corporation Act, or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the directors or director entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Meetings of the board of directors shall be presided over by one of their members who may be designated by the stockholders as chairman of the board. If the stockholders have not designated a chairman of the board, the directors may designate a chairman of the board.

SECTION 3.7      Action by Directors and Committees of Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or any committee thereof, may be taken without a meeting, if prior to such action, a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

SECTION 3.8      Director or Committee Member Relying Upon Certain Report and Records Protected.  A director or a member of a committee designated by the board of directors shall in the performance of his duties be fully protected in relying in good faith upon the books of accounts or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the board of directors or by any such committee, or in relying in good faith upon other records of the corporation.

SECTION 3.9      Dividends.  Subject always to the provisions of the laws of Alabama and the articles of incorporation, the board of directors shall have full power to determine whether any, and if any what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise.  The board of directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation, or as a reserve for any proper purpose, and from time to time may increase, diminish and vary the same in its absolute judgment and discretion.

ARTICLE IV

Officers

SECTION 4.1      Officers of the Corporation.  The board of directors, as soon as reasonable after the election thereof held in each year, shall elect a president, one or more vice presidents, with such designation, if any, as the board of directors or the president may determine, a secretary, a treasurer, and such other officers, and with such designations, as to it may deem proper. Any two or more offices may be concurrently held by the same person at the same time.

SECTION 4.2      President.  The president shall serve as the chief executive officer of the corporation, responsible to the board of directors for administering the operations of the corporation, and shall perform such other duties as may be assigned to him by the board of directors.  With the prior written consent of the Board of Directors, the president may execute bonds, mortgages, bills of sale, assignments, conveyances, and all other contracts requiring a seal, under the seal of the corporation, except those required by law to be otherwise signed and executed, or except when the signature and execution thereof when permitted by law shall be expressly delegated by the board of directors to some other officer or agent of the corporation. He shall preside at all meetings of the stockholders.

SECTION 4.3      Vice Presidents.  Each vice president of the corporation shall, subject to the authority and direction of the president, have general, active management of such operations, areas or divisions of the business of the corporation as may be designated by the board of directors or by the president, and shall carry into effect the resolutions of the board of directors and the orders of the president with respect to such operations, areas or divisions.  The regular powers and duties of the president in such areas and divisions may, upon delegation by the president, be exercised and performed by the vice president to whom delegated, subject to the authority and direction of the president.  Each of them shall have such designations and other powers, and perform such other duties, as may be assigned to him by the board of directors or by the president.

SECTION 4.4      Secretary.  The Secretary shall keep a record of the minutes of all meetings of the stockholders, directors and committees exercising the powers of the board of directors, and shall give such notices as may be required by law or by these bylaws. He shall have charge of the seal of the corporation, except such as shall be in the charge of the treasurer or some other person authorized to have custody and possession thereof by resolution of the board of directors.

SECTION 4.5      Treasurer.  The treasurer shall keep account of all moneys of the corporation received or disbursed, shall deposit all moneys in the name of and to the credit of the corporation in such banks and depositories as may be designated by resolution of the board of directors of the corporation, and shall safely care for all valuables of the corporation.

SECTION 4.6      Remaining Officers.  The remaining officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

ARTICLE V

Certificate of Stock

SECTION 5.1      Transfer of Shares.

(a)           Shares of the capital stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person, or by his duly authorized attorney, upon surrender and cancellation of the certificate or certificates properly endorsed and the payment of all taxes thereon.

(b)           The certificates of stock shall be signed by the president or a vice president and by the secretary or the treasurer, and sealed with the seal of the corporation.  Such seal may be a facsimile, engraved or printed.  Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the president, vice president, secretary, assistant secretary, treasurer or assistant treasurer upon such certificate may be facsimiles, engraved or printed.  In case any such officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of the issued.

(c) The board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

SECTION 5.2      Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and/or one or more registrars and may require all stock certificates to bear the signatures of such transfer agent and/or registrar;

SECTION 5.3      Closing of Transfer Books.  The board of directors may close the stock transfer books of the corporation in its discretion for a period of not more than fifty days preceding either the date of any meeting, annual or special, of the stockholders; or the date for payment of any dividend; or the date of the allotment of rights; or the date when any change or conversion or exchange of capital stock shall go into effect.  In lieu of closing the stock transfer books, the board of directors may fix, in advance, a date not exceeding fifty days preceding either the date of any meeting, annual or special, of stockholders; or the date for the payment of any dividend; or the date for the allotment of rights; or to exercise the rights in respect to any such change, conversion of, or exchange of capital stock; and in such case only stockholders of record on the date so fixed shall be entitled to such notice of; and either to vote at, such meeting; to receive payment of such dividend or allotment of rights, or to exercise such rights, as the case may be; notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

SECTION 5.4      Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction, or theft as the board of directors may in its discretion require, and on delivery to the corporation, if the board of directors shall so require, of a bond of indemnity, upon such terms and secured by such surety as the board of directors may in its discretion require.

SECTION 5.5      Books and Records of Corporation.  The corporation shall keep correct and complete books and records of account, shall keep written minutes of the proceedings of its stockholders, board of directors, and committees exercising the powers of the board of directors, and shall keep at its principal office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Any person who shall have been a stockholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five percent of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes, and record of stockholders and to make extracts therefrom.

Upon the written request of any stockholder of the corporation, the corporation shall mail to such stockholder its most recent financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

ARTICLE VI

Miscellaneous

SECTION 6.1      Fiscal Year.  The fiscal year of the corporation shall end on the last day of December of each year, unless otherwise determined by the board of directors.

SECTION 6.2      Corporate Seal.  The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the words “Corporate Seal” and “Alabama”, and such seal may also include the date of organization of the corporation.

SECTION 6.3      Voting Corporation’s Securities.  Unless otherwise ordered by the board of directors, the president, or in the event of his inability to act, such other officer as may be designated by the board of directors to act in the absence of the president, shall have full power and authority on behalf of the corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the corporation may hold securities, and at such meetings the president, or such other officer of the corporation, or such proxy shall possess ownership of such securities, and which, as the owner thereof, the corporation might have possessed and exercised, if present.  The secretary or any assistant secretary may affix the corporate seal to any such proxy or proxies so executed by the president, or such other officer, and attest to the same.  The board of directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE VII

By-Laws and Their Amendments

These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors; provided, however, that the board of directors may not alter, amend, or repeal any stockholder’s meetings provisions, or what constitutes a quorum at such stockholder’s meetings.